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                                                                     EXHIBIT 8.2

                        [LETTERHEAD OF LATHAM & WATKINS]

                               December 10, 2001

Aviron
297 North Bernardo Avenue
Mountain View, California 94043

RE: AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 2, 2001, BY AND AMONG MEDIMMUNE, INC., APPLE MERGER CORP. AND AVIRON

Ladies and Gentlemen:

    We have acted as special counsel to Aviron, a Delaware corporation (the "Company") in connection with (i) the proposed exchange offer (the "Offer") by Apple Merger Corp., a Delaware corporation ("Sub") and wholly owned subsidiary of MedImmune, Inc., a Delaware corporation ("Parent"), to exchange shares of the common stock of Parent (the "Parent Shares") for shares of the common stock of the Company (the "Shares"), and (ii) the proposed merger (the "Merger" and, together with the Offer, the "Transaction") of Sub with and into the Company, with the Company as the surviving corporation, in each case, on the terms and conditions set forth in the Agreement and Plan of Merger dated as of December 2, 2001, by and among Parent, Sub and the Company (the "Merger Agreement"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

    In that connection, pursuant to Sections 1.1(a) and 1.1(b) of the Merger Agreement (both of which incorporate the condition set forth in Section 5(h) of Annex A to the Merger Agreement) and pursuant to Section 6.12(c) of the Merger Agreement, you have requested our opinion regarding whether, on the basis of the facts and assumptions set forth herein, the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth, correctness and completeness, at all relevant times, including, without limitation, as of the date hereof, as of the expiration of the Offer (as if made as of the expiration of the Offer), and as of the Effective Time (as if made as of the Effective Time), of the statements, covenants, representations and warranties contained in (i) the Merger Agreement (including any Exhibits, Annexes and Schedules thereto), (ii) the Form S-4, the Offer Documents and the Schedule 14D-9, (iii) the representations made by the Company, Parent and Sub in letters provided to us, dated as of the date hereof (the "Tax Representation Letters"), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

    In addition, we have assumed that:

    1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

    2. The Transaction will be consummated in the manner contemplated by the Form S-4 and in accordance with the provisions of the Merger Agreement, without waiver or modification of any of the terms or conditions contained therein;

    3. The Minimum Condition will be met, and the Merger will be completed promptly after the Offer;

    4.  The Merger will be effective under the laws of the State of Delaware;

    5. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all respects, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue or incorrect in any respect;
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    6.  Any statements made in any of the documents referred to herein "to the knowledge of" or similarly qualified are correct and will continue to be true, correct and complete at all times up to and including the Effective Time, in each case without such qualification;

    7. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Form S-4; and

    8. There will be no changes in law between the date hereof and the Effective Time.

    Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that for United States federal income tax purposes the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code.

    In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

    1. This opinion represents and is based upon our best judgment regarding the application of the United States federal income tax laws arising under the Code, judicial decisions, administrative regulations and published rulings and procedures, in each case, as in effect as of the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. In addition, there are no court decisions or other authorities that bear directly on certain issues relevant to opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

    2. This opinion addresses only the matters set forth above and, except as stated above, does not address any other United States federal, state, local or foreign tax consequences that may result from the Transaction or any other transaction. In addition, we express no opinion as to any transaction other than the Transaction as described in the Merger Agreement or to any transaction whatsoever, including the Transaction, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver, modification or breach of any provisions thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times. Moreover, the accuracy of certain facts upon which we rely and assume as correct in rendering this opinion will not be determinable prior to completion of the Merger (which will occur, if it occurs, subsequent to the rendering of this opinion). In the event that any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    This opinion is rendered to you in connection with the Transaction and pursuant to the requirements set forth in Sections 1.1(a) and 1.1(b) of the Merger Agreement (both of which incorporate the condition set forth in Section 5(h) of Annex A to the Merger Agreement) and in Section 6.12(c) of the Merger Agreement. It is not to be used, circulated, quoted or otherwise referred or relied upon to for any other purpose without our express written permission. In addition, this opinion letter may not be relied upon by or furnished to any other person, firm, corporation or entity without our prior written consent. We consent to the filing of this opinion as an exhibit to the Form S-4 and to the use of our name under the headings "THE OFFER--Material United States Federal Income Tax Consequences" and "LEGAL MATTERS" in the Form S-4. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder, or that this consent is required by Section 7 of the Securities Act of 1933.

                                          Very truly yours,

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